Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 2,500,000 shares of its common stock for the Ameriprise Financial Deferred Equity Program for Independent Financial Advisors of Ameriprise Financial, Inc. of our reports dated June 3, 2005, except for Note 1, as to which the date is August 1, 2005, with respect to the consolidated financial statements and schedule of Ameriprise Financial, Inc. included in its Form 10, Amendment No. 3, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

October 3, 2005

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